EXHIBIT 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of PEDEVCO Corp. (the “Company”), to be filed on or around October 23, 2013 (the “Form S-3”), of all references to our firm and our report dated March 20, 2013, entitled “PEDEVCO Corp. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – SEC Parameters – As of December 31, 2012”.  We hereby further consent to the reference to us under the heading “Experts” in the Form S-3.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
October 23, 2013

SUITE  600,  1015  4TH  STREET, S.W. CALGARY, ALBERTA T2R 1J4 TEL (403) 262-2799 FAX (403) 262-2790
621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501 TEL (303) 623-9147 FAX (303) 623-4258